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                                                                     Exhibit 5.1

                 [Letterhead of Sonnenschein Nath & Rosenthal]

                                March 16, 2001

TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
          Re:  Registration Statement on Form S-3
               Under the Securities Act of 1933
               -----------------------------------

Ladies and Gentlemen:

     In our capacity as counsel to TurboSonic Technologies, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 900,000 shares of common stock, par value $.10 per share, of the Company (the "Warrant Shares") issuable upon future exercises of certain options and warrants heretofore issued by the Company (collectively, the "Warrants"), all of which have been included in the Registration Statement for the account of the persons identified therein as the Selling Stockholders.

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the instruments evidencing the Warrants, the Registration Statement, corporate proceedings of the Company relating to the issuance of, respectively, the Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion the Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              SONNENSCHEIN NATH & ROSENTHAL

                              By: /s/ Ira Roxland
                                 A Member of the Firm